Exhibit 4.5.1

COMMITMENT INCREASE AGREEMENT

This COMMITMENT INCREASE AGREEMENT (this “Agreement”) is made as of the 1st day of September, 2006 by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership and Chesapeake Appalachia, L.L.C., an Oklahoma limited liability company (“Co-Borrowers”), Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), Union Bank of California, N.A., as administrative agent (“Administrative Agent”), Union Bank of California, N.A. and BNP Paribas, as Issuing Lenders (“Issuing Lenders”), and the Lenders listed on the attached Exhibit A (each a “Supplemental Lender”, and together the “Supplemental Lenders”).

1. Co-Borrowers, the Company, Administrative Agent and certain Lenders, as defined therein, are parties to that certain Sixth Amended and Restated Credit Agreement dated as of February 3, 2006 (as amended, supplemented, or restated, the “Credit Agreement”). All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement.

2. Pursuant to Section 2.15 of the Credit Agreement, Co-Borrowers have the right to increase the Total Revolving Commitments by obtaining increases in Revolving Commitments of existing Lenders or additional Revolving Commitments from new Lenders, upon satisfaction of certain conditions. This Agreement requires only the signature of Co-Borrowers, Administrative Agent and the Supplemental Lenders so long as the Total Revolving Commitments are not increased above the amount permitted by Section 2.15 of the Credit Agreement.

3. The Supplemental Lenders are each either (a) an existing Lender which is increasing its Revolving Commitment or (b) a new Lender which is a lending institution whose identity Co-Borrowers, Administrative Agent and Issuing Lenders hereby approve by their signatures below.

4. In consideration of the foregoing, each Supplemental Lender, from and after the date hereof, shall have the Revolving Commitment listed next to its name on the attached Exhibit A, which, in the case of any existing Lender, shall replace the prior Revolving Commitment of such Lender in effect immediately prior to this Agreement, as listed next to its name on the attached Exhibit A, and any Supplemental Lender that is a new Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement. This Agreement shall not affect the Revolving Commitments of Lenders who are not Supplemental Lenders.

5. Co-Borrowers have executed and delivered to each Supplemental Lender as of the date hereof, if requested by such Supplemental Lender, a new or replacement Note in the form attached to the Credit Agreement as Exhibit H to evidence the new or increased Revolving Commitment of such Supplemental Lender.

6. Each Supplemental Lender hereby represents and warrants that it has received a copy of the Credit Agreement and such financial statements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent, Issuing Lenders or any other Lender. Each Supplemental Lender agrees that (1) it will, independently and without reliance on Administrative Agent, Issuing Lenders or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (2) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

7. On the effective date hereof, each Supplemental Lender shall make a Revolving Loan to Co-Borrowers to implement the provisions of Section 2.15 of the Credit Agreement.

8. This Agreement may not be amended, changed, waived or modified, except by a writing executed by the parties hereto. This Agreement, together with the Loan Documents, embodies the entire agreement among each Supplemental Lender, Co-Borrowers, the Company, Administrative Agent and Issuing Lenders with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original. Each such counterpart shall become effective when counterparts have been executed by all parties hereto. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws governing the Credit Agreement.

[Remainder of page intentionally left blank. Signature pages follow.]

2

IN WITNESS WHEREOF, Administrative Agent, Co-Borrowers, the Company and the Supplemental Lenders have executed this Agreement as of the date shown above.

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

By:		Chesapeake Operating, Inc., its general partner

	By:	/s/ MARTHA A. BURGER
Martha A. Burger
Treasurer and Senior Vice President
– Human Resources

CHESAPEAKE APPALACHIA, L.L.C.

By:		/s/ MARTHA A. BURGER
Martha A. Burger
Treasurer and Senior Vice President
– Human Resources

CHESAPEAKE ENERGY CORPORATION

By:		/s/ MARTHA A. BURGER
Martha A. Burger
Treasurer and Senior Vice President
– Human Resources

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent and Issuing Lender

By:	/s/ RANDALL L. OSTERBERG
Name:	Randall L. Osterberg
Title:	Sr. Vice President – US Marketing Mgr.

BNP PARIBAS, as Issuing Lender

By:	/s/ DAVID DODD
Name:	David Dodd
Title:	Director

By:	/s/ ROBERT LONG
Name:	Robert Long
Title:	Vice President

BANK OF AMERICA, N.A.,
as Supplemental Lender

By:	/s/ RONALD E. McKAIG
Name:	Ronald E. McKaig
Title:	Senior Vice President

CALYON NEW YORK BRANCH,
as Supplemental Lender

By:	/s/ MICHAEL D. WILLIS
Name:	Michael D. Willis
Title:	Director

By:	/s/ DENNIS E. PETITO
Name:	Dennis E. Petito
Title:	Managing Director

SUNTRUST BANK, as Supplemental Lender

By:	/s/ SEAN M. ROCHE
Name:	Sean M. Roche
Title:	Vice President

FORTIS CAPITAL CORP., as Supplemental Lender

By:	/s/ DARRELL HOLLEY
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ CASEY LOWARY
Name:	Casey Lowary
Title:	Senior Vice President

WACHOVIA BANK NATIONAL ASSOCIATION, as Supplemental Lender

By:	/s/ JAY BUCKMAN
Name:	Jay Buckman
Title:	Vice President

THE ROYAL BANK OF SCOTLAND plc, as Supplemental Lender

By:	/s/ SCOTT L. JOYCE
Name:	Scott L. Joyce
Title:	Vice President

WELLS FARGO BANK, N.A., as Supplemental Lender

By:	/s/ DUSTIN S. HANSEN
Name:	Dustin S. Hansen
Title:	Vice President

BANK OF SCOTLAND, as Supplemental Lender

By:	/s/ KAREN WEICH
Name:	Karen Weich
Title:	Assistant Vice President

BMO CAPITAL MARKETS FINANCING, INC., as Supplemental Lender

By:	/S/ MARY LOU ALLEN
Name:	Mary Lou Allen
Title:	Vice President

BARCLAYS BANK PLC, as Supplemental Lender

By:	/s/ NICHOLAS BELL
Name:	Nicholas Bell
Title:	Director

ABN AMRO BANK N.V. , as Supplemental Lender

By:	/s/ JOSHUA WOLF
Name:	Joshua Wolf
Title:	Vice President

By:	/s/ JIM MOYES
Name:	Jim Moyes
Title:	Managing Director

COMERICA BANK, as Supplemental Lender

By:	/s/ PETER L. SEFZIK
Name:	Peter L. Sefzik
Title:	Vice President

ROYAL BANK OF CANADA, as Supplemental Lender

By:	/s/ DON J. McKINNERNEY
Name:	Don J. McKinnerney
Title:	Authorized Signatory

TORONTO DOMINION (TEXAS) LLC, as Supplemental Lender

By:	/s/ JACKIE BARRETT
Name:	Jackie Barrett
Title:	Authorized Signatory

BAYERISCHE HYPO-UND VEREINSBANK AG - NEW YORK BRANCH, as Supplemental Lender

By:	/s/ ANDREW MATTHEWS
Name:	Andrew Mathews
Title:	Managing Director

By:	/s/ ROGER G. EUSTANCE
Name:	Roger G. Eustance
Title:	Director

RZB FINANCE LLC, as Supplemental Lender

By:	/s/ HERMINE KIROLOS
Name:	Hermine Kirolos
Title:	Group Vice President

By:	/s/ PEARL GEFFERS
Name:	Pearl Geffers
Title:	First Vice President

DZ BANK AG DEUTSCHE ZENTRAL - GENOSSENSCHRAFTBANK FRANKFURT AM MAIN, NEW YORK BRANCH, as Supplemental Lender

By:	/s/ WILLIAM G. ROOS
Name:	William G. Roos
Title:	Senior Vice President

By:	/s/ DARIA A. PIAHKO
Name:	Daria A. Piahko
Title:	First Vice President

WESTLB AG, NY BRANCH, as Supplemental Lender

By:	/s/ THOMAS D. MURRAY
Name:	Thomas D. Murray
Title:	Managing Director

By:	/s/ PAUL VASTOLA
Name:	Paul Vastola
Title:	Director

MIDFIRST BANK, as Supplemental Lender

By:	/s/ STEVE A. GRIFFIN
Name:	Steve A. Griffin
Title:	Senior Vice President

MORGAN STANLEY BANK, as Supplemental Lender

By:	/s/ DANIEL TWENGE
Name:	Daniel Twenge
Title:	Authorized Signatory

BEAR STEARNS CORPORATE LENDING INC. , as Supplemental Lender

By:	/s/ LINDA A. CARPER
Name:	Linda A. Carper
Title:	Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Supplemental Lender

By:	/s/ DAVID DODD
Name:	David Dodd
Title:	Vice President

By:	/s/ SHAHEEN MALIK
Name:	Shaheen Malik
Title:	Associate

UBS LOAN FINANCE LLC, as Supplemental Lender

By:	/s/ RICHARD L. TAVROW
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ IRJA R. Olsa
Name:	Irja R. Olsa
Title:	Associate Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Supplemental Lender

By:	/s/ SAAD IQBAL
Name:	Saad Iqbal
Title:	Vice President

By:	/s/ EVELYN THIERRY
Name:	Evelyn Thierry
Title:	Vice President

GOLDMAN SACHS CREDIT PARTNERS, L.P., as Supplemental Lender

By:	/s/ WILLIAM ARCHER
Name:	William Archer
Title:	Managing Director

LEHMAN COMMERCIAL PAPER INC., as Supplemental Lender

By:	/s/ DIANE ALBANESE
Name:	Diane Albanese
Title:	Authorized Signatory

Exhibit A

Supplemental Lender	Prior Revolving Commitment	New Revolving Commitment
Bank of America, N.A.	$125,000,000	$150,000,000
Calyon New York Branch	$125,000,000	$150,000,000
SunTrust Bank	$125,000,000	$150,000,000
Fortis Capital Corp.	$125,000,000	$150,000,000
Wachovia Bank National Association	$100,000,000	$125,000,000
Royal Bank of Scotland	$100,000,000	$150,000,000
Wells Fargo Bank, N.A.	$100,000,000	$125,000,000
Bank of Scotland	$100,000,000	$125,000,000
BMO Capital Markets Financing, Inc.	$65,000,000	$100,000,000
Barclays Bank PLC	$40,000,000	$55,000,000
ABN AMRO Bank N.V.	$40,000,000	$65,000,000
Comerica Bank	$50,000,000	$100,000,000
Royal Bank of Canada	$45,000,000	$50,000,000
Toronto Dominion (Texas) LLC	$35,000,000	$50,000,000
Bayerische Hypo-und Vereinsbank AG – New York Branch	$30,000,000	$50,000,000
RZB Finance LLC	$30,000,000	$40,000,000
DZ Bank AG Deutsche Zentral – Genossenschraftbank Frankfurt am Main, New York Branch	$30,000,000	$35,000,000
WestLB AG, NY Branch	$30,000,000	$50,000,000
MidFirst Bank	$30,000,000	$35,000,000
Morgan Stanley Bank	$10,000,000	$20,000,000
Bear Stearns Corporate Lending Inc.	$10,000,000	$20,000,000
Credit Suisse, Cayman Islands Branch	$10,000,000	$20,000,000
UBS Loan Finance LLC	$10,000,000	$20,000,000
Deutsche Bank Trust Company Americas	$10,000,000	$20,000,000
Goldman Sachs Credit Partners, L.P.	$10,000,000	$20,000,000
Lehman Commercial Paper Inc.	$10,000,000	$20,000,000

Increase in Total Revolving Commitments	$500,000,000